UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

SENTINEL ENERGY SERVICES INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38271	98-1370747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2700

Houston, Texas 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 407-0686

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2018, Sentinel Energy Services Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff has determined to initiate procedures to delist the Company’s securities because of its failure to comply with Nasdaq’s majority independent board, audit committee composition, compensation committee composition and nominating committee composition requirements pursuant to Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e), respectively (collectively, the “Rules”), within the time frames permitted under Nasdaq’s IPO phase-in rules.

As a result of the appointment of the directors to the Company’s board of directors (the “Board”) and subsequent committee appointments described in Item 5.02 below, on November 9, 2018, the Staff notified the Company that it had regained compliance with the Rules and that the matter has been closed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2018, Kent Jamison resigned from the Board, Krishna Shivram resigned from the Audit Committee of the Company (“Audit Committee”), Charles S. Leykum resigned from the Compensation Committee of the Company (the “Compensation Committee”) and Andrew F.J. Gould resigned from the Nominating Committee of the Company (the “Nominating Committee”). Mr. Jamison did not resign from the Board due to any disagreement with the Company, and neither Mr. Shivram, Mr. Leykum nor Mr. Gould resigned from their respective committee positions due to any disagreement with the Company. In each case, the resignations occurred solely to permit the Company to comply with the Rules.

In addition, on November 7, 2018, the Board voted to increase the size of the Board, effective immediately, from six directors to seven directors, appointed Ron Steger and Craig Levering as Class I directors (the “New Directors”) to fill the resulting vacancies, and appointed Mr. Steger to serve as a member of the Audit Committee, effective immediately. Messrs. Steger and Levering shall serve until the earlier of (i) such time as such New Director resigns, dies, or is removed from office in accordance with the Articles of Association of the Company and (ii) the consummation of the transactions contemplated by the Transaction Agreement and Plan of Merger dated as of October 18, 2018, together with the exhibits and annexes thereto, pursuant to which among other items, the Company will acquire directly or indirectly the majority of the outstanding membership interests of Strike Capital, LLC, in exchange for cash and securities of the Company. Furthermore, the Board appointed Mr. Zenner, an existing member of the Nominating Committee and an independent director, as chairman of the Nominating Committee and Mr. Marshall, an existing member of the Compensation Committee and an independent director, as chairman of the Compensation Committee.

In connection with their appointment to the Board, Mr. Steger and Mr. Levering will each receive $20,000 in cash. There are no arrangements or understandings between Messrs. Steger and Levering and any other person pursuant to which he was elected as a director. There are no transactions involving Messrs. Steger and Levering that are required to be reported under Item 404 (a) of Regulation S-K.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentinel Energy Services Inc.

	By:	/s/ Kent Jamison
Name: Kent Jamison
Title: Secretary

Dated: November 9, 2018

2